Back to Form 8-K
Exhibit 10.2

WELLCARE HEALTH PLANS, INC.

Summary of Compensation for Non-Employee Directors

Effective for the first fiscal quarter following June 12, 2007, the compensation payable to the non-employee members of the board of directors of WellCare Health Plans, Inc. (the “Company”) shall be as follows:

•	An annual retainer of $37,500, payable quarterly in arrears.

•	Each non-chair member of the audit committee shall receive an additional annual retainer of $5,000, payable quarterly in arrears.

•	The chairperson of the audit committee shall receive an additional annual retainer of $10,000, payable quarterly in arrears.

•	Each non-chair member of the compensation committee shall receive an additional annual retainer of $2,000, payable quarterly in arrears.

•	The chairperson of the compensation committee shall receive an additional annual retainer of $2,500, payable quarterly in arrears.

•	Each director shall be reimbursed for customary expenses for attending all board of directors, committee and stockholder meetings.

•	Directors are also eligible for discretionary grants of equity under the 2004 Equity Incentive Plan (or any other or successor plan).